Exhibit 23.1

CONSENT OF PANNELL KERR FORSTER OF TEXAS, P.C.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 2, 2006, accompanying the consolidated financial statements included in the First Amendment to Annual Report of ALCiS Health, Inc. on Form 10-K for the year ended March 31, 2006. We hereby consent to the incorporation by reference of said reports in the Registration Statement of ALCiS Health, Inc. on Form S-8 (File No. 333-140776 effective February 20, 2007.

/s/ Pannell Kerr Forster Of Texas, P.C.

Houston, Texas

June 29, 2007